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                                                                    EXHIBIT 99.2

                     [WRIGHT MEDICAL GROUP, INC. LETTERHEAD]


March 20, 2006

                                                                BY FAX AND FEDEX

The Nasdaq Stock Market
9600 Blackwell Road
Rockville, MD 20850
Attention:  Pamela D. Morris
            Listing Qualifications

       Re:  Wright Medical Group, Inc. (Nasdaq:WMGI)

Dear Ms. Morris:

In accordance with our notice to you last week, the board of directors of Wright Medical Group, Inc. today elected David D. Stevens, one of our existing directors, to serve as a member of the audit committee effective immediately. The election of Mr. Stevens brings the number of members of the audit committee to three and thus cures our temporary non-compliance with the numeric requirement of Nasdaq Rule 4350(d)(2)(A). If you have any questions about this matter, please give me a call at (901) 867-9971.

Sincerely,



/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer


cc:   Jason P. Hood, Esq.